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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS


To the stockholders and Board of Directors of The Gillette Company:


We consent to the incorporation by reference in the registration statement on Form S-8 of The Gillette Company of our report dated January 23, 1996 relating to the consolidated balance sheets of The Gillette Company and subsidiary companies as of December 31, 1995 and 1994, and the related consolidated statements of income and earnings reinvested in the business and cash flows and related schedules for each of the years in the three-year period ended December 31, 1995, which report appears or is incorporated by reference in the December 31, 1995 annual report on Form 10-K of The Gillette Company.



                                                      /s/ KPMG PEAT MARWICK LLP

                                                      KPMG PEAT MARWICK

Boston, Massachusetts
December 31, 1996





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